CERTIFICATION

COMM 2005-LP5 Mortgage Trust (the “Trust”)

I, Helaine M. Kaplan, President of Deutsche Mortgage & Asset Receiving Corporation, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the servicing information required to be provided to the trustee by the servicer and the special servicer under the pooling and servicing agreement is included in these reports;

4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing agreement, and except as disclosed in the reports, the servicer and special servicer have fulfilled their obligations under the pooling and servicing agreement; and

5. The reports disclose all significant deficiencies relating to the servicer’s or special servicer’s compliance with the minimum servicing standards, based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan Services, Inc., as servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and GEMSA Loan Services, L.P., as servicer with respect to the 63 Madison Avenue Loan and Lakeside Mall Loan.

Date: March 27, 2006

By: /s/ Helaine M. Kaplan
Title: President